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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2010

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Worker Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. correspondence office:
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
 (Address of principal executive offices including zip code)

(917) 609-0333
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 20, 2010, Zoom Technologies, Inc. (the "Company") executed a share exchange agreement (the "Agreement") to acquire 100% of the shares of Celestial Digital Entertainment, Ltd., ("CDE") a mobile platform video game development company based in Hong Kong (the "Acquisition"). The parties to the Agreement include the Company, CDE, Profit Harvest Company, Ltd. ("Profit Harvest"), the Company's wholly-owned subsidiary organized under the laws of Hong Kong and which is the acquiring entity in the Acquisition, and Everton Development Limited ("Everton") and Hui Pak Kong, who are owners of 100% of the issued and outstanding shares of CDE.

Following the closing of the Acquisition, CDE will be a wholly owned subsidiary of Profit Harvest, as described in the diagram below:

Zoom Technologies, Inc.
↓
Profit Harvest Company, Ltd.
↓
Celestial Digital Entertainment, Ltd.

Under the terms of the Agreement, Everton and Mr. Hui will sell their combined 100% ownership of CDE to Profit Harvest. The consideration paid for CDE will be US$1,818,000 worth of the Company's common stock at $3.75 per share, or 484,800 shares of the Company's common stock. Closing of the Acquisition is subject to customary closing conditions and deliverables by the Company, Profit Harvest, CDE, Everton and Mr. Hui. The Company expects to close the Acquisition on or about January 3, 2011.

CDE primarily focuses on development of video games and applications for mobile phones and mobile platforms. CDE has developed over 40 titles for the Apple iPhone and is one of the largest developer of iPhone apps in Asia.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Share Exchange Agreement, dated December 20, 2010, by and among the Company, Profit Harvest Company Ltd., Celestial Digital Entertainment, Ltd, Everton Development Limited, and Hui Pak Kong.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: December 21, 2010	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer and Corporate Secretary

EXHIBITS

Exhibit Number	Exhibit Description
10.1	Share Exchange Agreement, dated December 20, 2010, by and among the Company, Profit Harvest Company Ltd., Celestial Digital Entertainment, Ltd, Everton Development Limited, and Hui Pak Kong. PDF